Exhibit 10.7

SHARE SETTLEMENT AGREEMENT

This SHARE SETTLEMENT AGREEMENT (“Agreement”) is made and entered into by and between Akerna Corp., a Delaware Corporation (“Akerna” or the “Company”), and the signatory named hereto (the “Officer”). The Company and the Officer shall each be referred to as a “Party” and collectively the “Parties”.

WHEREAS, the Officer has been employed by Akerna as an officer;

WHEREAS, Akerna has an outstanding compensation balance owed to the Officer in the in the amount set forth on Exhibit A attached hereto (the “Compensation Balance”)

WHEREAS, Akerna wishes to satisfy the Compensation Balance in order to fully and finally settle all issues, differences, and claims, whether potential or actual, with the Officer;

NOW, THEREFORE, the parties agree as follows:

1. Effective Date. This Agreement does not become effective until a) the consummation of the transactions (the “Transactions”) contemplated by that that certain Agreement and Plan of Merger dated as of January 27, 2023, by and among the Company, Akerna Merger Co., a Delaware corporation and wholly owned direct subsidiary of the Company, and Gryphon Digital Mining, Inc., and b) signed by all Parties as set forth in the preamble.

2. Consideration. As consideration for the promises and obligations of the Officer under this Agreement, Akerna wishes to satisfy the Compensation Balance with equity securities. Upon confirmation of the Transactions, the Company will issue to the Officer the number of shares of the Company’s common stock, par value $0.0001 per share, as set forth on Exhibit A attached hereto (the “Settlement Shares”), based upon “market value” under Listing Rule 5635(c) of the Nasdaq Stock Market LLC, as set forth on Exhibit A attached hereto, which shall satisfy payment of the Compensation Balance in full.

3. Release of Claims by the Officer. As an inducement to the Company to enter into this Agreement and in exchange for the consideration provided for in this Agreement, including, but not limited to, as set forth in Section 2, the Officer hereby settles any and all claims that she or he has or may have against Akerna and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors, and other representatives (collectively, the “Released Parties”) related to or arising from the Compensation Balance.

For the consideration expressed herein, the Officer, on behalf of him and his heirs, successors, representatives, and assigns, hereby release and discharge the Released Parties from any and all claims, causes of action, liabilities, damages, and rights to relief of any kind that the Officer has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Agreement. The Officer’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Equal Pay Act; the Occupational Safety and Health Act, the Families First Coronavirus Response Act; and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Separation Agreement.

The Officer also agrees and understands that she or he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including, without limitation, libel, slander, discharge defamation, and self-publication defamation; discharge in violation of public policy; whistleblower-related claims; intentional and negligent infliction of emotional distress; claims for punitive damages and attorneys’ fees; and any other theory, whether legal or equitable.

Nothing in this Agreement purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of this Agreement; or claims related to any already-vested benefits under the terms of any of Akerna’s benefit plans. Similarly, nothing in this Agreement prevents the Officer from challenging the validity of this Agreement; from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), or comparable state or local agency; or from participating in any investigation or proceeding conducted by the EEOC, NLRB, OSHA, or comparable state or local agency. However, the Officer agrees and understands that this Agreement waives all claims and rights to monetary or other recovery from the Released Parties to the fullest extent permitted by law.

This Release of Claims does not prohibit the Officer from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), OSHA, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Separation Agreement requires the Officer to seek Akerna’s prior authorization to make any such reports or disclosures and the Officer does not need to and is not required to notify Akerna that she or he has made any such reports or disclosures. This Agreement is not intended to and does not restrict the Officer from seeking or obtaining an SEC or OSHA whistleblower award or comparable government award.

Finally, the Officer understands that under the U.S. Defend Trade Secrets Act of 2016, the Officer will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal.

4. Understandings and Acknowledgements. The Officer agrees as follows:

a.	She or he understands that the certificates or other instruments representing the Settlement Shares, until such time as the resale of the securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and all applicable “blue sky” securities laws of any state, or such legend is not otherwise required pursuant to applicable law, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

b.	She or he acknowledges that the Settlement Shares are highly speculative in nature and that she or he has such sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment. In connection with the delivery of the Settlement Shares, she or he has not relied upon the Company for investment, legal or tax advice, or other professional advice, and has in all cases sought or elected not to seek the advice of her or his own personal investment advisers, legal counsel and tax advisers. She or he is able, without impairing her or his financial conditions, to bear the economic risk of, and withstand a complete loss of the investment and can otherwise be reasonably assumed to have the capacity to protect her or his own interests in connection with her or his investment in the Settlement Shares.

c.	She or he acknowledges that the Settlement Shares have not been and will not be registered under Securities Act, or any applicable securities laws of any state of the United States, and the Settlement Shares are being issued to her or him in reliance upon Rule 506(b) of Regulation D under the Securities Act and/or Section 4(a)(2) under the Securities Act and similar exemptions under applicable securities laws of any state of the United States.

d.	She or he acknowledges that the Settlement Shares are “restricted securities”, as such term is defined under Rule 144 of the Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the Securities Act and applicable state securities laws, or pursuant to an exemption from the registration requirements of the Securities Act and applicable securities laws of any state of the United States. Subject to compliance with applicable laws, upon request by the Officer, Company counsel shall issue an opinion to the Company’s transfer agent for the removal of any restrictions on the Settlement Shares, or the Officer can deliver an opinion from counsel satisfactory to the Company, acting reasonably, for the removal of any restrictions on the Settlement Shares, and the Company shall instruct its transfer agent to accept such opinion.

e.	She or he acknowledges that she or he is not acquiring the Settlement Shares as a result of “general solicitation” or “general advertising” (as such terms are used in Regulation D under the Securities Act).

5. Release of Claims. As an inducement to the Company to enter into this Agreement and in exchange for the consideration provided for in this Agreement, including, but not limited to, the issuance of the Settlement Shares, the Officer hereby settles any and all claims that she or he has or may have against the Company and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors, and other representatives (collectively, the “Released Parties”) as a result of the Officer’s relationship with the Company, the termination of the Officer’s relationship with the Company, or any act, occurrence, or omission occurring through the date of this Agreement. For the consideration expressed herein, the Officer hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and rights to relief of any kind that the Officer has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Agreement.

6. Cooperation. The Officer agrees to cooperate with Akerna with respect to any claims or lawsuits brought or threatened to be brought against the Released Parties, which relate to or involve the relationship with Akerna or any transactions, decisions, or actions of Akerna in which the Officer was involved or of which the Officer has knowledge (the “Covered Subjects”). As part of this agreement to cooperate, the Officer agrees to be available upon reasonable notice at mutually-agreeable times to discuss with Akerna and its counsel issues related to litigation or potential litigation exposure with respect to the Covered Subjects. The Officer also agrees to appear without subpoena for deposition or testimony at Akerna’s request in connection with claims or lawsuits relating to Covered Subjects. Akerna will reimburse the Officer for all reasonable and customary expenses incurred while cooperating with Akerna pursuant to this Section 6, in accordance with Akerna’s regular expense reimbursement practices.

7. Return of Information and Property. The Officer affirms that all originals and all copies of Akerna’s records, correspondence, documents, and all other property and assets of Akerna, created or obtained as a result of, in the course of, or in connection with the Officer’s relationship with Akerna, whether confidential or not, have been returned to Akerna prior to signing this Agreement, including, but not limited to, any notes, diaries, computer files, or other documents containing information regarding experiences or knowledge of Akerna’s business or employee matters.

8. Passwords and Password-Protected Documents. With respect to any Akerna-related passwords and accounts, the Officer affirms that, prior to signing this Agreement, she or he has provided to Akerna all passwords in use, a list of any documents created or which are password- protected, and the password(s) necessary to access such password-protected documents.

9. Non-Assignability. The duties, rights, and obligations set forth herein may not be delegated or assigned by the Officer to any other person or entity without Akerna’s prior written consent. Akerna’s rights and obligations hereunder may be assigned to any successor following a sale of Akerna or of Akerna’ assets, or any other transaction involving a change in control.

10. Governing Law; Severability. This Agreement shall be governed by the laws of the State of Colorado without regard to the choice of law provisions of any jurisdiction. If any part of this Agreement is found to be invalid and/or unenforceable, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.

11. Choice of Venue. The parties agree that any and all legal actions or proceedings brought to interpret or enforce this Agreement, or in any other way arising out of or in relation to this Agreement, shall be brought exclusively in the state or federal courts of Denver County in the State of Colorado and hereby consent to the jurisdiction of such courts for any such action and further waive any objection to the convenience of the forum or venue.

12. Entire Agreement. This Agreement, and the documents referenced herein or attached hereto, constitute the entire agreement between the Officer and Akerna with respect to the Transactions, and there are no promises or understandings outside of this Agreement and the documents referenced herein or attached hereto with respect to the Transactions. Any modification of or addition to this Agreement must be in a writing signed by the Officer and Akerna.

13. Waiver. The waiver by either party of a breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

14. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and the counterparts together shall constitute one and the same agreement. A copied, scanned, or faxed signature shall be treated the same as an original.

15. Representation. BY SIGNING THIS SEPARATION AGREEMENT, THE OFFICER AFFIRMS THAT SHE OR HE HAS READ THE AGREEMENT; THAT SHE OR HE WAS PROVIDED A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO ACCEPT THIS AGREEMENT PRIOR TO SIGNING IT; THAT THE PROVISIONS OF THE AGREEMENT ARE UNDERSTANDABLE; THAT THE AGREEMENT WAS SIGNED FREELY AND VOLUNTARILY; AND THAT SHE OR HE WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.

Dated: February 8, 2024

Dated: February 8, 2024	AKERNA CORP.

By:
Name:
Title:

[Officer Release and Settlement Agreement]

EXHIBIT A

The Company shall issue the Settlement Shares in accordance with the Officer Issuance Instructions below following the execution of the Settlement and Release Agreement to which this Exhibit is attached. The Company represents and warrants that the Settlement Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

Officer Issuance Instructions:

Officer:

Compensation Balance:

Per Share Value:

Total Number of Shares:

Name on Certificate/Holder: _______________

Address: ___________________

 ___________________

 ___________________

EIN: ______________________

[Exhibit A to Officer Settlement Agreement]